UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2011

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John J. Bruggeman II, Senior Vice President and Chief Marketing Officer of Cadence Design Systems, Inc. (“Cadence”) will be leaving the company to pursue other opportunities. On July 28, 2011, Cadence entered into an agreement with Mr. Bruggeman (the “Transition Agreement”) providing for his resignation as Senior Vice President and Chief Marketing Officer. Under the Transition Agreement and subject to certain terms and conditions set forth therein, Cadence and Mr. Bruggeman have agreed, among other items, that Mr. Bruggeman will remain with Cadence as a non-executive employee through August 14, 2011 to assist with transitional matters relating to his function. During this period, Mr. Bruggeman will continue to be eligible to receive his base salary and participate in Cadence’s compensation and benefit programs. Under the Transition Agreement, effective August 14, 2011, Mr. Bruggeman’s full-time employment will terminate and Mr. Bruggeman will become a part-time employee, at which time Mr. Bruggeman will also become entitled to receive the same benefits as he is entitled to as a result of termination of his employment without cause as set forth in the Executive Transition and Release Agreement included as an exhibit to his Employment Agreement with Cadence, effective August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2011

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie Sr. Vice President, General Counsel and Secretary

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